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EXHIBIT 99.3

Form of Opinion and Consent of
Legal Officer of Pacific Mutual as to
Legality of Policies Being Registered
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[Letterhead of Pacific Mutual Life Insurance Company]

DAVID R. CARMICHAEL
Second Vice President
Associate General Counsel
Law


July 22, 1988



Pacific Mutual Life Insurance Company
700 Newport Center Drive
Post Office Box 9000
Newport Beach, California  92660

Dear Sirs:

In my capacity as Second Vice President, Associate General Counsel of Pacific Mutual Life Insurance Company ("Pacific Mutual"), I have supervised the establishment of Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company on November 20, 1986, by resolution of the Board of Directors of Pacific Mutual and Memorandum dated May 12, 1988 concerning Pacific Select Exec Separate Account as the separate account for assets applicable to Pacific Select Exec variable life policies, pursuant to the provisions of Section 10506 of the Insurance Code of the State of California. Moreover, I have been associated with the preparation of the Registration Statement on Form S-6 ("Registration Statement") filed by Pacific Mutual and Pacific Select Exec Separate Account with the Securities and Exchange Commission (File No. 811-5563) under the Securities Act of 1933, as amended, for the registration of the Variable Life Insurance Policies to be issued with respect to Pacific Select Exec Separate Account.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1. Pacific Mutual has been duly organized under the laws of the State of California and is a validly existing corporation.

2. Pacific Select Exec Separate Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of California law.
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Pacific Mutual Life Insurance Company
July 22, 1988
Page -2-


3. The portion of the assets to be held in Pacific Select Exec Account equal to the reserves and other liabilities under the Pacific Select Exec Variable Life Insurance Policies is not chargeable with liabilities arising out of any other business Pacific Mutual may conduct.

4. The Pacific Select Exec Variable Life Insurance Policies have been duly authorized by Pacific Mutual and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of Pacific Mutual.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/DAVID R. CARMICHAEL

David R. Carmichael
Second Vice President,
Associate General Counsel


DRC/rb



Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660
Telephone (714) 640-3326
Telecopier (714) 640-3706
Member Pacific Financial Companies